Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-288459 and 333-286726 on Form F-3 of our report dated April 10, 2026, relating to the financial statements of Robin Energy Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants
Athens, Greece
April 10, 2026